UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2019

Commission File Number 001-36501

THE MICHAELS COMPANIES, INC.

A Delaware Corporation

37-1737959
IRS Employer Identification No.

8000 Bent Branch Drive

Irving, Texas 75063

(972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	NASDAQ Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, Stephen J. Carlotti resigned as Executive Vice President—Marketing of The Michaels Companies, Inc. (the “Company”), effective November 15, 2019.  In connection with his resignation, Mr. Carlotti will receive separation payments pursuant to the Company’s previously disclosed Officer Severance Pay Plan (the “OSPP”). Pursuant to the OSSP, upon his execution and subject to the terms of a severance agreement and release of claims, Mr. Carlotti will be entitled to eighteen months of base salary continuation, a pro-rated earned annual bonus for the Company’s fiscal year 2019, if applicable, and certain cash welfare benefit payments.  The severance agreement and release of claims also contains a waiver and release of any and all claims against the Company and a commitment that, for the severance period, Mr. Carlotti will not solicit or hire any team member or distributor or vendor of the Company or its subsidiaries and will not directly or indirectly compete with, or join an organization that directly or indirectly competes with, the Company.

The foregoing descriptions of the OSPP and the severance agreement and release of claims do not purport to be complete and are qualified in their entirety by the full text of the OSPP and the form of severance agreement and release of claims, which is attached as Exhibit A to the OSPP, which were filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by The Michaels Companies, Inc. on June 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Navin Rao
Name:	Navin Rao
Title:	Vice President and Secretary

Date: October 31, 2019